UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2013
____________________
HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)	File No)	Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01    Entry into a Material Definitive Agreement.

On June 20, 2013, Heartland Payment Systems, Inc., as borrower (the "Company"), the lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing bank, entered into Amendment No. 2 (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated November 24, 2010 (the “Credit Agreement”).

The Amendment amends the Credit Agreement by, among other things, (i) resetting and increasing the general basket for repurchases with respect to its equity interests under its restricted payment covenant from $25 million to $50 million, (ii) amending and adding certain defined terms relating to the Company's repurchase of its equity interests and the effect of such repurchases on the Company's maintenance of certain fixed charge coverage ratios and (iii) making certain other technical and conforming amendments to facilitate the foregoing.

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1
Amendment No. 2, dated June 20, 2013, to Second Amended and Restated Credit Agreement, dated November 24, 2010, among Heartland Payment Systems, Inc., a Delaware corporation, the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent, Swingline Lender and Issuing Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2013

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Maria Rueda
Maria Rueda
Chief Financial Officer
(Principal Finance and Accounting Officer)